UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[x]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

[ ]	Definitive Information Statement

GALAXY NEXT GENERATION, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-56006	61-1363026
(Commission File Number)	(IRS Employer Identification No.)

285 Big A Road

Toccoa, GA 30577

(Address of principal executive offices and zip code)

(706) 391-5030

(Registrant’s telephone number including area code)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration No.:

3) Filing Party:

4) Date Filed

-i-

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF GALAXY NEXT GENERATION, INC. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GALAXY NEXT GENERATION, INC.

285 Big A Road

Toccoa, GA 30577

INFORMATION STATEMENT

July    , 2022

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholders:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of Galaxy Next Generation, Inc., a Nevada corporation (the “Company”), as of the close of business on July 7, 2022 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Nevada Revised Statutes. The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”). The Written Consent approved the following actions:

The increase in the number of authorized shares of Common Stock from twenty million (20,000,000) shares of Common Stock to two hundred million (200,000,000) shares of Common Stock (the “Authorized Share Increase” or the “Corporate Action”). The two hundred million (200,000,000) authorized preferred shares of the Company shall remain the same.

The Written Consent is the only shareholder approval required to effect the Corporate Action under the Nevada Revised Statutes, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our Shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Action. The Corporate Action, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our Shareholders of the actions described above before they take place in accordance with Section 78.390 of the Nevada Revised Statutes and Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about July    , 2022.

Please feel free to call us at (706) 391-5030 should you have any questions on the enclosed Information Statement.

Galaxy Next Generation, Inc.

/s/ Gary LeCroy

Gary LeCroy

Chief Executive Officer & Director

GALAXY NEXT GENERATION, INC.

285 Big A Road

Toccoa, GA 30577

Telephone (706) 391-5030

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders” ) of the voting capital stock of Galaxy Next Generation, Inc., a Nevada corporation (the “Company”), as of the close of business on July 7, 2022 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Nevada Revised Statutes. The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of July    , 2022 (the “Written Consent”). The Written Consent approved the following actions:

The increase in the number of authorized shares of Common Stock from twenty million (20,000,000) shares of Common Stock to two hundred million (200,000,000) shares of Common Stock (the “Authorized Share Increase” or the “Corporate Action”). The two hundred million (200,000,000) authorized preferred shares of the Company shall remain the same.

The Written Consent is the only shareholder approval required to effect the Corporate Action under the Nevada Revised Statutes, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our Shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Action. The Corporate Action, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders.

The Board of Directors has fixed July 7, 2022, as the record date (the “Record Date”) for determining those of our Shareholders entitled to receive this information statement.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action.

In accordance with the foregoing, this Information Statement is first being mailed on or about July    , 2022, to our Shareholders and is being delivered to inform you of the corporate action described herein in accordance with Section 78.390 of the NRS and Rule 14c-2 of the Securities Exchange Act of 1934. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SHAREHOLDER APPROVAL

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of Galaxy Next Generation, Inc. (the “Company,” “we,” “our,” or “us”) and the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Majority Shareholders”).

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from twenty million (20,000,000) shares of Common Stock to two hundred million (200,000,000) shares of Common Stock (the “Authorized Share Increase” or “Corporate Action”). The two hundred million (200,000,000) shares of Preferred Stock authorized shall remain authorized.

 The Amendment, which will be in the form of Appendix A hereto, will be effective upon filing with the Secretary of State of the State of Nevada. The Company will file the Amendment approximately, but not less than, 20 days after the definitive information statement is mailed to stockholders.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

Our Board of Directors believes it is in the best interest of our Company to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, future financing and recapitalization efforts as well as other general corporate transactions.  We currently have 19,169,128 shares of Common Stock outstanding and [________] shares of Common Stock reserved for issuance upon exercise or conversion of notes, warrants, options and preferred stock.  Accordingly, we only have [________] shares of Common Stock authorized that are unreserved. The Board of Directors believes that additional authorized shares of Common Stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to us. We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of Common Stock that will result from our adoption of the proposed Authorized Share Increase.

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

Potential Anti-Takeover Effects of the Authorized Common Stock Increase

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. Since the amendment to our Articles of Incorporation, as amended, will provide that the number of authorized shares of Common Stock will be 200,000,000, if effected, the increase in the number of shares authorized for issuance will result in an increase in the number of authorized but unissued shares of our Common Stock which could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board of Directors. We have not proposed the Authorized Share Increase with the intention of using the additional authorized shares for anti-takeover purposes. An increase in the number of authorized shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. An increase in our authorized shares could potentially deter takeovers, including takeovers that the Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the number of shares authorized for issuance may therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increase in the number of shares authorized for issuance may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Although the increase in the number of shares authorized for issuance has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the increase in the number of shares authorized for issuance could facilitate future attempts by us to oppose changes in control of our Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:

(i) each person who is the beneficial owner of more than 5% of the outstanding shares of voting securities;

(ii) each director;

(iii) each executive officer; and

(iv) all executive officers and directors as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from July    , 2022, upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of July    , 2022, have been exercised or converted.

Name of Beneficial Owner	Number of shares of common stock Beneficially Owned	Percentage of common stock Beneficially Owned	Number of shares of Series G preferred stock Beneficially Owned	Percentage of Series G preferred stock Beneficially Owned
Directors and Executive Officers
Gary LeCroy[1]	40,442	*	26(4)	51%
Magen McGahee(2)	29,695	*	25(4)	49%
Carl Austin(3)	2,642	*
All current executive officers and directors as a group (3 persons)	72,779	*

* less than 1%

____________________________

(1) Gary LeCroy is our Chief Executive Officer, President and Director

(2) Magen McGahee is our Chief Operating Officer and Director.

(3) Carl Austin is our Director.

(4) Each share of Series G Preferred is entitled to such number of votes per share of Series G Preferred as equals one percent (1%) of the voting power of all voting securities of the Company then entitled to vote, inclusive of the Series G Preferred Stock and Common Stock, such that fifty-one (51) shares of Series G Preferred Stock shall together shall be entitled to such number of votes as equals, in the aggregate, 51% of the voting power of all voting securities of the Company then entitled to vote, inclusive of the Common Stock and any preferred stock.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our Articles of Incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, as amended, and our bylaws.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of Common Stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive rights and have no right to convert their Common Stock into any other securities.

Preferred Stock

Except as otherwise required by law, the holders of shares of Series G Preferred vote together with the holders of the Common Stock as a single series and are entitled to such number of votes per share of Series G Preferred as equals one percent (1%) of the voting power of all voting securities of the Company then entitled to vote, inclusive of the Series G Preferred Stock and Common Stock, such that fifty-one (51) shares of Series G Preferred Stock shall together shall be entitled to such number of votes as equals, in the aggregate, 51% of the voting power of all voting securities of the Company then entitled to vote, inclusive of the Common Stock and any preferred stock. The shares of Series G Convertible Preferred Stock are not entitled to receive any dividends and rank together with the Common Stock with respect to rights on liquidation.

VOTING PROCEDURES

Pursuant to the NRS and our Articles of Incorporation, the affirmative vote of the holders of shares in the Company representing at least a majority of the voting power is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the Majority Shareholders as described herein. As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The Corporate Action was approved by the Majority Shareholders and unanimously by the Board. We are not aware of any substantial interest, direct or indirect, by stockholders or otherwise, that is in opposition to the Corporate Action taken. No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Corporate Action which is not shared by all other holders of the Company's Common Stock.

NO DISSENTER’S RIGHT OF APPRAISAL

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Action, and we will not provide our stockholders with such rights.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Forms 10-K and 10-Q, respectively, with the SEC. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website (http://www.sec.gov) that contains the filings of issuers that file electronically with the SEC through the EDGAR system. Copies of such filings may also be obtained without charge by writing to the Company at Galaxy Next Generation, Inc., 285 Big A Road, Toccoa, Georgia 30577.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address. We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to the Company at Galaxy Next Generation, Inc., 285 Big A Road, Toccoa, Georgia 30577, or by calling (706) 391-5030.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Shareholders who share a single address unless we received contrary instructions from any Shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Galaxy Next Generation, Inc., 285 Big A Road, Toccoa, Georgia 30577, Attention: Secretary.

If multiple Shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current Shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Gary LeCroy

Gary LeCroy

Chief Executive Officer and Director